UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

Orbital Infrastructure Group, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-29923	84-1463284
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5444 Westheimer Road, Suite 1650 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 467-1420

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OIG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on August 23, 2023, Orbital Infrastructure Group, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Company Parties”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re: Orbital Infrastructure Group, Inc., et al.,” Cases No. 23-90763 through 23-90767. The Company Parties continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2023, the Bankruptcy Court entered an order (the “Sale Order”) authorizing the Company’s entry into (i) a Purchase Agreement with Ocelot Bidco LLC (the “FLP Buyer”) with respect to the sale of all of the issued and outstanding membership interests of Front Line Power Construction, LLC (“FLP”), a Texas limited liability company and wholly owned subsidiary of the Company (the “FLP Purchase Agreement”), and (ii) a Share Purchase Agreement with Streeterville Capital, LLC (the “GTS Buyer”) with respect to the sale of all of the issued and outstanding shares of common stock of Gibson Technical Services, Inc. (“GTS”), a Georgia corporation and wholly owned subsidiary of the Company (the “GTS Purchase Agreement” and, together with the FLP Purchase Agreement, the “Purchase Agreements”). The proposed transactions with the FLP Buyer and the GTS Buyer are part of a sale process under Section 363 of the Bankruptcy Code, in which the FLP Buyer and the GTS Buyer were the “stalking horse” bidders. The FLP Buyer and the GTS Buyer submitted credit bids to acquire the equity interests in FLP and GTS, respectively, subject to the receipt of higher or better offers. No viable higher or better offers were submitted and as a result, on October 3, 2023, the Chapter 11 auction process was cancelled and the FLP Buyer and the GTS Buyer were declared the winning bidders. Pursuant to the FLP Purchase Agreement, the FLP Buyer agreed to acquire the equity interests in FLP for aggregate consideration consisting of (i) the FLP Buyer’s credit bid of approximately $171,000,000 for certain prepetition obligations and approximately $7,500,000 for the Front Line DIP Obligations (as defined in the FLP Purchase Agreement), (ii) $2,000,000 cash and (iii) the release of certain guarantees in respect of the Prepetition Credit Agreement Claims and Prepetition Secured Promissory Note Obligations (in each case, as defined in the FLP Purchase Agreement). The FLP Buyer also agreed to waive and release all other claims against, and debts owing from, any of the Company Parties, other than any obligations of the Company under the FLP Purchase Agreement that survive the closing of the transactions contemplated thereby pursuant to the terms of the FLP Purchase Agreement. Pursuant to the GTS Purchase Agreement, the GTS Buyer agreed to acquire the equity interests in GTS for aggregate consideration consisting of (i) the GTS Buyer’s credit bid of approximately $33,500,000 for certain secured prepetition obligations, (ii) the GTS Buyer’s credit bid of $6,500,000 for the DIP Obligations (as defined in the GTS Purchase Agreement) and (iii) $1,700,000 in cash to be paid to the Company’s chapter 11 estate. The GTS Buyer also agreed to waive and release all other claims against, and debts owing from, any of the Company Parties, other than the Company’s obligations arising under the GTS Purchase Agreement. As previously disclosed, the GTS Buyer and certain affiliates of the FLP Buyer are parties to superpriority senior secured debtor-in-possession financing credit agreements to provide up to $15.0 million of incremental liquidity to the Company.

The Purchase Agreements contain customary representations and warranties of the parties and the closing of each transaction is subject to a number of conditions, including, among others, (i) the accuracy of representations and warranties of the parties, (ii) compliance with the obligations of the parties set forth in the Purchase Agreements, (iii) there being in effect no action, suit or other proceedings (that, in the case of the GTS Purchase Agreement, is not stayed by the Bankruptcy Court) pending before any governmental body seeking or threatening to restrain or prohibit the consummation of the sales contemplated by the Purchase Agreements, and (iv) the Sale Order having become a final order of the Bankruptcy Court.

Each Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the applicable parties; (ii) by either party, if (a) the Bankruptcy Court denies the motion for the applicable proposed sale; (b) any governmental body shall have enacted, promulgated, issued or entered an order or enforced any injunction, judgment, order or ruling permanently restraining, enjoining, or otherwise prohibiting the consummation of the applicable proposed sale and such order shall have become final and non-appealable, or, with respect to the GTS Purchase Agreement, thirty days have elapsed from the issuance of such order and such order has not been removed or vacated; (c) the applicable proposed sale has not been consummated by November 30, 2023; (d) for certain material breaches by the applicable counterparty of its representations and warranties or covenants that remain uncured; (iii) with respect to the GTS Purchase Agreement, by either party if the Bankruptcy Court approves an alternative transaction with one or more persons other than the GTS Buyer; (iv) with respect to the FLP Purchase Agreement, by the Company if the Bankruptcy Court approves an alternative transaction with one or more persons other than the FLP Buyer; (v) with respect to the FLP Purchase Agreement, by the FLP Buyer if any of the milestones related to the Chapter 11 Cases are not met or there has been an occurrence resulting in a material adverse impact on the business of FLP; (vi) with respect to the FLP Purchase Agreement, by the FLP Buyer if the direct or indirect management responsibilities of the Prepetition Promissory Note Holder (as defined in the FLP Purchase Agreement) have been materially diminished from those held by him as of the date of execution of the FLP Purchase Agreement; or (vii) with respect to the GTS Purchase Agreement, if the Chapter 11 Cases have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or a chapter 11 trustee is appointed and the trustee or the Company does not timely indicate their willingness to fulfill the obligations under the GTS Purchase Agreement.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This Form 8-K and the related exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. These forward- looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the Company’s actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Factors and uncertainties that may cause the Company’s actual outcomes and results to differ from those expressed in or contemplated by forward-looking statements include, but are not limited to: risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 process, including with respect to the asset sale; the Company’s plans to sell certain assets pursuant to Chapter 11 of the U.S. Bankruptcy Code, the outcome and timing of such sale, and the Company’s ability to satisfy closing and other conditions to such sale; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s wind down, on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of financing arrangements; objections to the Company’s wind down process, or other pleadings filed that could protract Chapter 11; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale and risks associated with third-party motions in Chapter 11; the timing or amount of any distributions, if any, to the Company’s stakeholders; expectations regarding future performance of assets expected to be sold in the bankruptcy process; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; expectations regarding financial performance, strategic and operational plans, and other related matters; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. Any forward-looking statement speaks only as of the date this Form 8-K. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of October 5, 2023, by and between Orbital Infrastructure Group, Inc. and Ocelot Bidco LLC.

10.2	Share Purchase Agreement, dated as of October 5, 2023, by and between Orbital Infrastructure Group, Inc. and Streeterville Capital, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:        October 12, 2023
Orbital Infrastructure Group, Inc.

By:	/s/ James F. O’Neil
Name: James F. O’Neil
Title: Chief Executive Officer